Exhibit 4.30

Software Purchase Agreements for the Smart Office Resource Allocation and Management System

Party A: a subsidiary of Lihua Family Education Technology (Beijing) Co., Ltd.

Legal Representative:

Party B: Shenzhen Qianhai Jisen Information Technology Co., Ltd.

Legal Representative: Fu Bin

Whereas:

Party A intends to procure the products and related services specified herein from Party B for the project “Smart Office System Enabling Resource Scheduling and Management” (the “Project”). To define both parties’ rights and obligations, the parties hereby enter into this Contract as follows:

Article I Definitions and Interpretation

1.	Licensed Program: Computer software programs designated under this Contract for use within the licensed scope, including all programs, database structures, documentation, source code, object code, modifications, memory maps, algorithms, plans, diagrams, graphics, revisions, updates, technical manuals, operational guides, and other materials.
2.	Payment: Fees payable by Party A to Party B for product usage.
3.	Documentation: Textual/graphic materials describing program content, design, specifications, testing, and usage (e.g., design specifications, flowcharts, user manuals).
4.	Operation Address: Host address(es) designated by Party A and approved by Party B for installing/running the Licensed Program.
5.	Software Support Policy Statement: Party B’s policy statements issued periodically to ensure normal operation of purchased products.
6.	Auxiliary Software: Legally owned software listed in Attachment I, provided free by Party B to enable normal use or specific functionalities.
7.	Product: Licensed Program and Auxiliary Software purchased by Party A, including related services agreed upon procurement.

Article II Product and Services

Products (and related services/Auxiliary Software) to be procured by Party A are detailed in the “Smart Office System Enabling Resource Scheduling and Management Product Description”.

Article III License Term and Scope

1.	Party B irrevocably grants Party A a non-exclusive, non-transferable license to use the Product within the licensed scope. Party A may freely use the Product during the license term unless terminated due to Party A’s breach.
2.	License Term: Irrevocable perpetual license. Maintenance support is limited to:

Service period may be extended via a separate maintenance agreement post-warranty.

3.	Licensed scope (check as applicable): ☒ Party A ☐ Independently incorporated entities controlled/invested by Party A ☐ Others: ________

Article IV Contract Amount

1.	Total contract amount (inclusive of tax): RMB 200,000.00. This amount constitutes full consideration (including maintenance services).
2.	Party A may separately purchase additional products/services from Party B at preferential rates.
3.	Party B provides one year of free maintenance.

Article V Payment Terms

1.	Payment Method & Schedule

Stage	Payment Condition	Payment Percentage	Payment Amount (RMB)
Stage 1	This Contract takes effect upon signing. Party A shall pay Party B 100% of the contract amount.	100% of the total contract amount	RMB 200,000.00

Total	The tax-inclusive total contract amount is RMB 200,000.00 (Say: Renminbi Two Hundred Thousand Only) (hereinafter referred to as the “Total Contract Amount”).

Notes:

(1) Invoice details are as follows:

●	Name: Yunnan Shuoke Education Service Co., Ltd.

Taxpayer ID:

Address & Tel.:

Bank: China CITIC Bank Kunming Beijing Road Branch

●	Account No.:

(2) Party B’s Account:

●	Payee: Shenzhen Qianhai Jisen Information Technology Co., Ltd.
●	Account:
●	Bank: China Construction Bank Shenzhen

2.	Taxes arising from contract performance shall be borne separately per applicable laws.
3.	Party A reserves the right to audit all VAT invoices.
4.	Tax rate adjustments shall be reflected in settlement amounts.
5.	Payment requires fulfilled conditions and valid VAT invoices from Party B.
6.	Repurchase Discount: Party B guarantees most favorable pricing for repurchased products/services.

Article VI Delivery and Acceptance

1.	Quantity Acceptance:

●	Party A shall inspect quantity within ten (10) working days post-delivery.
●	Non-conforming products must be replaced within fifteen (15) working days. Failure after two replacements entitles Party A to terminate and demand refund.

2.	Quality Acceptance & Installation:

●	Party B shall arrange on-site installation within ten (10) working days post-receipt confirmation.
●	Installation must follow provided plans, with pre-installation briefings. Failed debugging requires correction.
●	Customized products must meet functional requirements.

3.	Delivery Completion: Only upon Party A’s quality acceptance and issuance of a Product Delivery Acceptance Form.

Article VII Software Support and Services

1.	Party B shall provide ongoing software support per the license agreement.
2.	Software Support Policy Statements shall not materially degrade existing support levels. Contract terms prevail over conflicting policy terms.
3.	Party B may modify policies to reflect support standards, subject to Clause 2.
4.	Warranty Services Include:

●	Remote support (business hours)
●	Error corrections and patches
●	Upgrades/updates (without impeding normal use)
●	Technical newsletters
●	User file management and incident reporting
●	Service records

5.	If Party B ceases support for business reasons, dedicated technical support shall continue for Party A at unchanged fees.

Article VIII Representations and Warranties

1.	Mutual Warranties:

●	Both parties are independent legal entities with full capacity.
●	Execution/compliance is duly authorized.
●	Performance complies with laws and avoids conflicts.
●	No material adverse effects on performance capabilities.
●	Anti-bribery commitment regarding staff interactions.

2.	Party A’s Additional Warranties:

●	No resale/disclosure of Licensed Program (exceptions: public domain/legal requirements).
●	Maintain adequate database backups.
●	Pre-implementation testing per Party B’s protocols.
●	No unauthorized transfer/licensing of rights.

3.	Party B’s Additional Warranties:

●	Deliver qualified products and provide support per Contract.
●	Ensure Licensed Program conforms to functional documentation.
●	Prompt error correction if non-compliant.
●	Qualified personnel for services.
●	Maintain support service standards.
●	Prevent confidential data removal by staff.
●	Ensure staff compliance; breaches deemed Party B’s breach.
●	Complete registrations/pay applicable taxes.
●	Successors to assume obligations if merged/acquired.
●	Ensure product upgradability and intranet operability.
●	Grant irrevocable perpetual license post-payment.
●	Enable licensed use via internet.
●	No assignment without Party A’s prior written consent.

Article IX Intellectual Property

1.	Party B warrants lawful ownership/licensing of IP (copyrights, patents, trade secrets, etc.) in deliverables. Non-proprietary IP shall be legally acquired.
2.	Party B shall defend Party A against third-party IP claims at its own cost if:

●	Party A notifies promptly.
●	Party A cooperates in defense/settlement (controlled by Party B).

3.	If claims arise, Party B shall, within Party A-approved period:

●	Obtain authorization, OR
●	Modify services, OR
●	Replace with functionally equivalent products/services.

Failure permits Party A to reject goods/services and demand refund + 5% contract value as liquidated damages.

4.	Party B remains liable under Clause 2 despite remediation efforts.
5.	Infringement rulings constitute material breach, triggering 5% liquidated damages.
6.	Unauthorized use/disclosure of counterparty’s IP incurs 50% liquidated damages + full indemnification (capped at 100% contract value).
7.	IP in derivative works developed by Party A belongs solely to Party A.

Article X Confidentiality

1.	Party B shall protect all confidential data (source code, financials, trade secrets, etc.) disclosed during performance, with professional diligence. No replication/use/disclosure without written consent. Contract terms/attachments are confidential.
2.	Neither party shall disclose contract specifics (purpose, terms, IP) to third parties without written consent, unless legally compelled.
3.	Breach incurs 50% liquidated damages + full indemnification for losses.

4.	Both parties shall bind employees to confidentiality during/after employment. Employee breaches incur liability.
5.	Pre-existing NDAs are incorporated herein; conflicting terms superseded by this Contract.

Article XI Force Majeure

1.	Force Majeure Events: Unforeseeable, unavoidable events (laws changes, wars, natural disasters) preventing performance.
2.	Affected party must notify in writing + submit proof within 20 working days post-event. No liability for non-performance.

Article XII Termination and Breach

1.	Breach definitions/remedies follow PRC Contract Law.
2.	Party A may terminate with 5 working days’ notice if Party B:

●	Supplies non-conforming products;
●	Fails to cure material breach within 15 working days post-notice;
●	Ceases operations/dissolves;
●	Is subject to government receivership/asset seizure;
●	Operates inconsistently for 10 consecutive working days;
●	Materially impairs performance capability.

Liquidated damages: 5% contract value.

3.	Party B’s bankruptcy entitles Party A to terminate and claim paid amounts in liquidation.
4.	Late Delivery: Liquidated damages at 0.5% of contract value/day (capped at 15%). Termination + refund + 5% damages if delay exceeds 15 working days.
5.	Party B’s Breach: 5% liquidated damages payable within 15 working days post-notice.
6.	Party A’s Breach (Payment Delay): Liquidated damages at 0.5% of overdue amount/day (capped at 15%). Termination after 15 working days notice if unpaid within 5 working days of due date.
7.	Party A’s remedies for Party B’s breach:

●	Demand specific performance;
●	Claim liquidated damages;
●	Retain Licensed Program media/documentation.

8.	Source Code Escrow: Parties shall execute an escrow agreement enabling Party A to obtain latest source code if Party B becomes insolvent. Party A acquires ownership rights gratis.
9.	Surviving obligations (e.g., confidentiality) persist post-termination.

Article XIII Miscellaneous Provisions

1.	Governing Law: PRC law (excluding HK/Macao/Taiwan).
2.	Dispute Resolution: Amicable negotiation; failing which, arbitration at Shenzhen Court of International Arbitration. Pending disputes, unaffected terms remain enforceable.

3.	Effectiveness, Amendment, Termination:

●	Effective upon legal representative/authorized agent signature + company chop.
●	No unilateral amendment/termination except as stipulated.
●	Partial invalidity does not void remaining terms.

4.	General:

●	Headings are for reference only.
●	Supplementary agreements/attachments form integral parts.

5.	Attachments:

●	Attachment: Product Delivery Acceptance Form

6.	Additional Terms:

●	All amounts are tax-inclusive.
●	Party B shall assist in issuing VAT red-letter invoices for returns, delivered within 10 days post-issuance.

7.	Copies: Two originals (Party A: 1; Party B: 1), equally valid.

(No text below)

(Signature Page)

This Contract is signed by and between the parties hereto, Party A and Party B, as of December 15, 2024. The parties hereto confirm that, upon signing this Contract, they have discussed and explained in detail all the terms and conditions, and that they have no doubts as to all the terms and conditions of this Contract and have a correct understanding of the legal implications of the relevant rights and obligations of the parties and the limitations or exemptions of liability.

Party A (Company Chop)

/s/

Legal Representative/Authorized Agent: ___________________

Party B (Company Chop)
/s/ Shenzhen Qianhai Jisen Information Technology Co., Ltd.
Legal Representative/Authorized Agent: ___________________

Attachment: Product Delivery Acceptance Form